                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             HEALTHCARE REIT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             XXXXXX, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                             HEALTH CARE REIT, INC.
                                  One SeaGate
                                   Suite 1950
                               Toledo, Ohio 43604

                                October 6, 1995

Dear Health Care REIT, Inc. Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Health Care REIT, Inc. (the "Company") to be held on Tuesday, November 28, 1995, at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio. At the Annual Meeting, stockholders will be asked to consider and vote on four proposals.

     First, you will be asked to consider and vote upon a proposal to approve the merger of First Toledo Advisory Company (the "Management Company") with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated as of May 10, 1995, amended and restated effective as of September 5, 1995 (the "Revised Merger Agreement"), between the Company and the Management Company. Pursuant to the Revised Merger Agreement, the outstanding shares of common stock of the Management Company will be converted into 282,407 shares of common stock, par value $1.00 per share, of the Company. THE MERGER IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX I THERETO.

     You will also be asked to consider and vote upon (i) a proposal to approve the 1995 Health Care REIT, Inc. Stock Incentive Plan, (ii) the election of three Directors for a term of three years, and (iii) the ratification of the appointment of Ernst & Young, LLP as independent auditors for the year 1995. THE 1995 HEALTH CARE REIT, INC. STOCK INCENTIVE PLAN IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND A COPY OF THE PLAN IS ATTACHED AS APPENDIX II THERETO.

     A special committee consisting of independent directors of the Company negotiated the terms of the Merger. In this connection, the Special Committee retained Alex. Brown & Sons Incorporated ("Alex. Brown") to act as its financial advisor. Alex. Brown has rendered its opinion, dated August 28, 1995, that as of the date of the opinion, the consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company. The written opinion of Alex. Brown is included as Appendix III to the accompanying Proxy Statement and should be read carefully by stockholders. The Special Committee has unanimously recommended to the Company's Board of Directors that the Merger Agreement be approved.

     BOTH THE SPECIAL COMMITTEE AND THE COMPANY'S BOARD OF DIRECTORS HAVE DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAVE APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMEND A VOTE FOR APPROVAL OF THE MERGER.

     You should carefully read the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement for details of the Merger and additional related information.

     We appreciate the support of our stockholders as we move towards accomplishing our goal of becoming self-administered. Additionally, we appreciate your patience regarding the delay in holding this year's Annual Meeting.
                                            Sincerely,

                                            HEALTH CARE REIT, INC.

                                            George L. Chapman
                                            President